Exhibit 10.27
NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE BORROWER.
THE INDEBTEDNESS REPRESENTED BY THIS INSTRUMENT IS SUBORDINATED TO THE PAYMENT OF SENIOR INDEBTEDNESS IN ACCORDANCE WITH AND TO THE EXTENT PROVIDED HEREIN.
Wheeling-Pittsburgh Corporation
SENIOR SUBORDINATED UNSECURED CONVERTIBLE PROMISSORY NOTE
March __, 2007

$	Wheeling, West Virginia
     FOR VALUE RECEIVED, Wheeling-Pittsburgh Corporation, a Delaware corporation (“Borrower”), hereby unconditionally promises to pay to the order of                           or any transferee of this Note (the “Holder”, in lawful money of the United States of America, the principal sum of $          , together with interest thereon, payable on the dates and in the manner set forth below.
     This Note is one of $50.0 million in aggregate principal amount of Senior Subordinated Unsecured Convertible Promissory Notes (each a “Note” and collectively the “Notes”) issued pursuant to the Securities Purchase Agreement of even date herewith among the Borrower and the original purchasers of the Notes (the “Purchase Agreement”), and is subject to the provisions set forth therein. Certain capitalized terms used herein are defined in Section 14 below.
     1. Principal. The principal amount of this Note shall mature and be due and payable on November 15, 2008 (the “Maturity Date"), unless otherwise paid or converted under the terms that follow.
     2. Interest. Interest shall accrue on the unpaid principal amount of this Note on a daily basis from the Original Issue Date until the date of payment (or conversion) at the Applicable Interest Rate per annum, calculated on the basis of a 360-day year; provided, however, that during the continuance of an Event of Default, notwithstanding anything else to the contrary contained in this Note, interest on the unpaid principal amount of this Note and, to the extent permitted by applicable law, on any accrued and unpaid interest shall accrue at the rate of two percent (2%) per annum in addition to the Applicable Interest Rate then in effect.
     Accrued interest shall be payable in cash, quarterly in arrears on April 1, July 1, October 1 and January 1 of each year, beginning April 1, 2007 (each an “Interest Payment Date” except that, if any such date is not a Trading Day, the Interest Payment Date shall be the next succeeding Trading Day. In connection with an adjustment to the Applicable Interest Rate from and after the Reset Date, in which interest shall have been recalculated back to the Original Issue Date, such additional interest shall be due and payable on and as of the Reset Date.
     3. Place, Manner and Application of Payments. All amounts payable hereunder shall be payable to the Holder in immediately available funds at its address set forth below or such other address as the Holder specifies to

Borrower in writing. All payments on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof. The principal amount under this Note may not be pre-paid without the prior written consent of the Holder prior to the Reset Date. From and after the Reset Date, the Borrower shall have the right to prepay the principal amount of this Note in whole or in part; provided that (a) any such prepayment shall be subject to the Holder’s right to convert the Note pursuant to Section 5(b)(i) below; (b) such prepayment may not be made until at least ten (10) business days after the Holder has confirmed, in writing, its receipt of written notice from Borrower of the intended prepayment, which written confirmation from the Holder must specify that the Holder is not electing to exercise its conversion rights pursuant to Section 5(b)(i) below; (c) any such prepayment shall be accompanied by payment of all accrued and unpaid interest through the date of prepayment and (d) any such prepayment shall not contravene any of the provisions of Section 6 hereof..
     4. No Security. This Note is an unsecured obligation of the Borrower and no collateral accompanies the obligations hereunder.
     5. Conversion. The Holder of this Note shall have the following rights with respect to conversion of this Note into shares of Borrower’s Common Stock, no par value per share (the “Common Stock”):
     (a) Automatic Conversion prior to the Reset Date. Notwithstanding anything herein to the contrary but subject to the final sentence of this Section 5(a) and to Section 5(e), upon the occurrence of a Change of Control Transaction prior to the Reset Date, without any action on the part of the Holder hereof, just prior to the consummation of such Change of Control Transaction, all of the outstanding principal and accrued but unpaid interest under this Note shall immediately convert pursuant to this Section 5(a) into the number of shares of Common Stock obtained by dividing such outstanding principal and interest by the Applicable Conversion Price then in effect, such that the Holder shall be entitled to the consideration paid (if any) to holders of Common Stock in connection with such Change of Control Transaction. Notwithstanding the foregoing, this Note shall not be automatically convertible pursuant to this Section 5(a) unless the consideration payable with respect to the Borrower’s Common Stock in connection with such Change of Control Transaction equals or exceeds the Applicable Conversion Price (subject to the last sentence of the definition of “Change of Control Transaction” in Section 14 hereof).
     (b) Conversion from and after the Reset Date.
     (i) Conversion at the Election of Holder. To the extent that the principal amount under this Note shall not have been repaid, or converted pursuant to Section 5(a), as of the Reset Date, commencing on the Reset Date and thereafter through the Maturity Date, all of the outstanding principal and accrued but unpaid interest under this Note shall immediately convert pursuant to this Section 5(b)(i), in whole but not in part, at any time at the election of the Holder, into the number of shares of Common Stock obtained by dividing such outstanding principal and interest by the Applicable Conversion Price then in effect.
     (A) The Borrower shall be given notice of the intent of the Holder of this Note to convert this Note under Section 5(b)(i) by way of the form of conversion notice attached hereto as Annex A (a “Conversion Notice”). The calculations and entries set forth in the Conversion Notice shall control in the absence of manifest or mathematical error.
     (ii) Automatic Conversion following the Reset Date in a Change of Control Transaction. Subject to the final sentence of this Section 5(b)(ii), to the extent that the principal amount under this Note shall not have been repaid, or converted pursuant to Section 5(a) or Section 5(b)(i), upon the occurrence of a Change of Control Transaction from and after the Reset Date, without any action on the part of the Holder hereof, just prior to the consummation of such Change of Control Transaction, all of the outstanding principal and accrued but unpaid interest under this Note shall immediately convert pursuant to this Section 5(b)(ii) into the number of shares of Common Stock obtained by dividing such outstanding principal and interest by the Applicable Conversion Price then in effect, such that the Holder shall be entitled to the consideration paid (if any) to holders of Common Stock in connection with such Change of Control Transaction. Notwithstanding the foregoing, this Note shall not be automatically convertible pursuant to this Section 5(b)(ii) unless the consideration payable with respect to the Borrower’s Common Stock in connection with such Change of Control Transaction equals or exceeds the Applicable Conversion Price (subject to the last sentence of the definition of “Change of Control Transaction” in Section 14 hereof).

     (c) Procedures with respect to conversions. Not less than ten (10) Trading Days prior to the anticipated occurrence of any Change of Control Transaction, Borrower shall deliver to the Holder a notice (the “Change of Control Notice”), setting forth the material terms of such transaction and Borrower’s calculation of the number of Conversion Shares issuable to the Holder (including interest to be converted calculated through such Conversion Date) in connection with such Change of Control Transaction. Required Holders may waive on behalf of all holders of Notes such period by which the Change of Control Notice must be delivered prior to the Change of Control Transaction. The calculations and entries set forth in the Change of Control Notice shall control in the absence of manifest or mathematical error. Upon consummation of the Change of Control Transaction referenced in the Change of Control Notice, Borrower (or its successor) shall deliver to the Holder a subsequent notice so indicating and containing or accompanied by such information as shall be reasonably necessary to the Holder to receive the consideration, if any, that holders of Common Stock received in such transaction (the “Second Change of Control Notice”).
     (i) The “Conversion Date,” for a conversion under Section 5(a) or 5(b)(ii) above, shall be the same date and just prior to the consummation of the Change of Control Transaction, and for a conversion under Section 5(b)(i) above, shall be the date specified in the Conversion Notice delivered by the Holder with respect to a conversion of the Note under such section. As of the applicable Conversion Date and at such time as the conversion has been effected as required by this Note, this Note shall be cancelled, shall no longer accrue interest hereunder and shall be deemed of no further force or effect (other than with respect to the Holder’s rights to receive Conversion Shares in accordance with Section 5(d), the Holder’s rights to payment of an remaining principal amount and accrued interest, if any, under Section 5(e), and the Holder’s rights with respect to a default by Borrower under this Note as set forth in Section 14).
     (d) Delivery of Conversion Shares, Adjustments.
     (i) Delivery of Conversion Shares. Not later than five Trading Days after the Conversion Date (or the date on which the Second Change of Control Notice was delivered for a conversion under Sections 5(a) or 5(b)(ii))(the “Note Delivery Date”), the Holder shall deliver this Note to Borrower (or its successor) for cancellation and not later than three Trading Days after the Note Delivery Date, Borrower (or its successor) shall deliver to the Holder, or to such nominee as the Borrower shall be directed thereby, a certificate representing the number of Conversion Shares being issued upon the conversion of this Note (a “New Certificate”); provided, however, that in the event of conversion pursuant to Section 5(a) or 5(b)(ii), the Holder shall be entitled to receive, in addition to or in lieu of such New Certificate, the consideration paid (if any) to holders of Common Stock in connection with such Change of Control Transaction, with such payment to be made in accordance with the payment and/or exchange procedures applicable to the holders of Borrower’s Common Stock in connection with such Change of Control Transaction..
     (ii) Surrender of Notes. Surrender of this Note shall be made by sending it to the Borrower by overnight mail and the date of surrender shall be deemed to be the day on which this Note is placed in overnight mail by the Holder. By accepting this Note, the Holder agrees to take all reasonable actions required by it to surrender this Note in accordance with the Note’s terms upon any conversion hereunder. Borrower agrees that upon a conversion of this Note for capital stock of the Borrower (or Borrower’s successor in connection with a Change of Control Transaction) the Holder shall be the beneficial owner of such shares of capital stock (and/or other securities if the shares are linked or coupled with other securities), as of the Conversion Date with respect to rights provided to holders of such securities under Borrower’s (or Borrower’s successor in connection with a Change of Control Transaction) certificate of incorporation and by-laws (or other governing documents), as then in effect.
     (iii) Stock Splits, etc. In case Borrower shall, after the Original Issue Date (i) subdivide or split its outstanding shares of Common Stock into a greater number of shares or issue additional             shares of Common Stock for no consideration as a stock dividend, (ii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iii) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Conversion Shares receivable upon conversion of this Note immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Conversion Shares or other securities of Borrower which it would have owned or have been entitled to receive had this Note been converted in advance thereof. Upon each such adjustment of the kind and number of Conversion Shares or other securities of Borrower which are receivable hereunder, the Holder shall thereafter be entitled to receive the number of Conversion Shares or other securities resulting from such adjustment at an Applicable Conversion Price obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of Conversion Shares receivable upon conversion of $1,000 of Notes pursuant hereto immediately prior to such adjustment and dividing such product by the number of Conversion Shares or other securities of Borrower that are receivable upon conversion of $1,000 of Notes pursuant hereto immediately after such adjustment (as if the Note were convertible at the Applicable Conversion Price at the time of such adjustment), and such adjustment(s) shall be made with respect to the Maximum Conversion Price and Minimum Conversion Price from and after an adjustment to the Applicable Conversion Price under Section 14 resulting from the non-occurrence of a Change of Control Transaction prior to the Reset Date, provided that no such adjustment shall be made to such previously adjusted Applicable Conversion Price. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event.
     (iv) Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets; Offerings of Property to Common Stock Holders. Subject to the automatic conversion provisions of Sections 5(a) and 5(b)(ii), in case the Borrower shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another entity (where the Borrower is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Borrower), or sell, transfer or otherwise dispose of its property, assets or business to another entity and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring entity, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring entity (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Borrower, then the Holder shall have the right thereafter to receive, upon conversion of this Note, the number of shares of common stock of the successor or acquiring entity, or Common Stock of the Borrower if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which the Note is convertible immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring entity (if other than the Borrower) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Note and the Purchase Agreement to be performed and observed by the Borrower and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Borrower) in order to provide for adjustments of Conversion Shares for which this Note is convertible which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 5(d)(iv). For purposes of this Section 5(d)(iv), “common stock of the successor or acquiring entity” shall include equity of such entity of any class which is not preferred as to dividends or assets over any other class of equity of such entity and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such equity, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such equity. The foregoing provisions of this Section 5(d)(iv) shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets. If an event occurs of the type contemplated by Section 5(d)(iii) or this Section 5(d)(iv) that is not expressly provided for by such provisions, then the Borrower’s board of directors shall make an appropriate adjustment in the Applicable Conversion Price so as to protect the rights of the Holder of this Note.
     (v) Distributions. If Borrower, at any time while the Notes are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness, assets or rights or warrants to subscribe for or purchase any security, then in each such case the Holder hereof shall be entitled, upon conversion of this

Note pursuant to its terms, to receive such portion of such assets, evidence of indebtedness, rights or warrants so distributed as the Holder would have been entitled to receive if this Note had been converted at the Applicable Conversion Price in a conversion pursuant to Section 5 (and without regard for the requirement of a Change of Control Transaction under Section 5(a) or 5(b)(ii)) as of the date of distribution of such indebtedness, assets or rights or warrants. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective as of the record date with respect to such distribution (or the date of distribution, if there shall be no record date).
     (e) Limitation on Issuance of Conversion Shares. Notwithstanding anything to the contrary set forth in this Note, upon a conversion of this Note individually or the Notes in the aggregate, pursuant to their terms, in no event shall the Borrower be required to issue Common Stock (or securities convertible into or exercisable for Common Stock) to the extent that such issuance would be in excess of 19.9% of the Common Stock or voting power of all voting equity securities of the Borrower then outstanding as of such Conversion Date, as such matters are governed by Rule 4350(i)(D) of the Rules of Nasdaq, as amended or replaced from time to time. To the extent that the conversion of principal and accrued but unpaid interest hereunder shall have been limited by this Section 5(e), then such unconverted principal and interest shall remain outstanding under this Note and interest shall continue to be paid as provided in Section 2 above, with any remaining principal amount of this Note being due and payable without the necessity of notice, presentment or demand on the Maturity Date.
     6. Subordination. (a) The obligations arising under this Note shall be and hereby are subordinated to the Senior Debt, whether now or hereafter incurred or owed by the Borrower to the Senior Debt Holders. Notwithstanding the foregoing or in Section 6(b) hereof, interest may be paid hereunder as and when due and principal may be paid on the Maturity Date in cash so long as no default or event of default exists in respect of the Senior Debt would occur as the result of such payment. The Holder acknowledges and agrees that the obligations hereunder may not be voluntarily prepaid without the consent of the Senior Debt Holders. The Holders further acknowledge and agree that the obligations hereunder may not be paid in cash unless such payment is permitted by the terms of the Senior Debt Documents.
     (b) Without limiting the generality of the foregoing provisions of Section 6(a), so long as the Senior Debt shall be outstanding, the obligations arising under this Note shall be and hereby are subordinated to the full and final payment in cash of the Senior Debt on the terms and conditions set forth in this Section 6(b).
     The Borrower may not pay the principal of or cash interest on this Note if:
     (A) a default in the payment of the principal or interest on any Senior Debt occurs and is continuing or any other amount owing in respect of any Senior Debt is not paid when due (whether at maturity, by acceleration or otherwise); or
     (B) any other default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms;
unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Debt has been satisfied in full; provided, however, that the Borrower shall pay all amounts outstanding on the Note without regard to the foregoing if the Borrower receives written notice approving such payment from the authorized representative of the Senior Debt with respect to which either of the events set forth in clause (A) or (B) of this sentence has occurred and is continuing.
     During the continuance of any default (other than a default described in clause (A) or (B) of the preceding sentence) with respect to any Senior Debt pursuant to which the maturity thereof may be accelerated immediately, or with the giving of notice and/or the expiration of any applicable grace periods, the Borrower may not pay the principal or cash interest on the Note for a period (a “Payment Blockage Period”) commencing upon the receipt by the Holder (with a copy to the Borrower) of written notice (a “Blockage Notice”) of such default from the authorized representative of such Senior Debt specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated:

     (X) by written notice to the Holder and the Borrower from the authorized representative of the Senior Debt that gave such Blockage Notice;
     (Y) by repayment in full in cash or cash equivalents of such Senior Debt; or
     (Z) because the default giving rise to such Blockage Notice is no longer continuing).
Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the preceding paragraph and in the immediately succeeding paragraph), unless the holders of such Senior Debt or the authorized representative of such holders shall have accelerated the maturity of such Senior Debt, the Borrower shall resume blocked payments of the Note after the end of such Payment Blockage Period.
     Not more than three Blockage Notices may be given in any period of 360 consecutive days, irrespective of the number of defaults with respect to Senior Debt during such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any period of 360 consecutive days. For the purposes of this Section 6(b), no default or event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to Senior Debt initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Senior Debt, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.
     (c) The Holder will not take or omit to take any action or assert any claim with respect to the obligations hereunder or otherwise which is inconsistent with this Section 6(c). Without limiting the foregoing, so long as an event of the kind set forth in clause (A) or (B) of Section 6(b) has occurred and is continuing, the Holder will not assert, collect or enforce the obligations arising under this Note or any part thereof or take any action to foreclose or realize upon the obligations arising under this Note or any part thereof or enforce this Note except to the extent (but only to such extent) that the commencement of a legal action may be required to toll the running of any applicable statute of limitation, to defend any challenge to the validity of the obligations arising under this Note, or to file a proof of claim or to make a vote in a proceeding described in Section 6(f).
     (d) Until the Senior Debt is satisfied in full, the Holder will hold in trust and immediately pay over to the Collateral Trustee, for the benefit of the Senior Debt Holders, in the same form of payment received, with appropriate endorsements, for application to the Senior Debt any cash amount that the Borrower pays to the Holder with respect to this Note in contravention of Section 6(a) or Section 6(b) hereof. Subject to the irrevocable satisfaction in full of all Senior Debt, the Holder shall, to the extent of all payments or distributions made to the Collateral Trustee, for the benefit of the Senior Debt Holders, pursuant to this Section 6 which would otherwise be payable in respect of this Note, be subrogated to the rights of the Senior Debt Holders to receive payments or distributions of cash, properties or securities applicable to the Senior Debt until the principal of and interest on this Note shall be paid in full. For purposes of such subrogation, no payments or distributions to the Collateral Trustee, for the benefit of the Senior Debt Holders, of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section 6, and no payment over to the Collateral Trustee, for the benefit of the Senior Debt Holders, pursuant to this Section 6 by the Holder as between the Borrower, its creditors (other than the Senior Debt Holders) and the Holder, shall be deemed to be a payment by the Borrower to or on account of the Senior Debt.
     (e) If the Holder, in contravention of the terms of this Section 6, shall commence, prosecute or participate in any suit, action or proceeding against the Borrower, then the Collateral Trustee or the Administrative Agent, for the benefit of the Senior Debt Holders may intervene and interpose as a defense or plea the provisions of this Section 6. If the Holder, in contravention of the terms of this Section 6, shall attempt to collect any amounts owing under this Note or to enforce this Note, then the Collateral Trustee or Administrative Agent, for the benefit of the Senior Debt Holders may, by virtue of this Section 6, restrain the enforcement thereof in the name of the Collateral Trustee or Administrative Agent, for the benefit of the Senior Debt Holders. If the Holder, in contravention of the terms of this Section 6, obtains any cash or other assets of the Borrower as a result of any administrative, legal or equitable actions, or otherwise, the Holder agrees forthwith to pay, deliver and assign to the Collateral Trustee or the Administrative Agent, for the account of the Senior Debt Holders, with appropriate endorsements, any such cash for application to the Senior Debt and any such other assets as collateral for the Senior Debt.
     (f) At any meeting of creditors of the Borrower or in the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Borrower or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution or winding up of the Borrower or its business, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against the Borrower for relief under federal Bankruptcy Law or any other bankruptcy, reorganization or insolvency law or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or marshalling of assets or otherwise, the Collateral Trustee is hereby irrevocably authorized at any such meeting or in any such proceeding to receive or collect for the benefit of the Senior Debt Holders any cash or other assets of the Borrower distributed, divided or applied by way of dividend or payment, or any securities issued on account of any obligations arising under this Note (other than securities issued upon conversion of the Note in accordance with Section 5), and apply such cash to or to hold such other assets or securities as collateral for the Senior Debt, and to apply to the Senior Debt any cash proceeds of any realization upon such other assets or securities that the Collateral Trustee in its discretion elects to effect, until all of the Senior Debt shall have been paid in full in cash, rendering to the Holder any surplus to which the Holder is then entitled.
     (g) Notwithstanding the foregoing provisions of clause (f), the Holder shall be entitled to receive and retain any securities of the Borrower or any other corporation or other entity provided for by a plan of reorganization or readjustment, the payment of which securities is subordinate, at least to the extent provided in this Section 6 with respect to this Note, to the payment of all Senior Debt outstanding at such time.
     (h) At any such meeting of creditors or in the event of any such case or proceeding, the Holder shall retain the right to vote and otherwise act with respect to this Note (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), provided that the Holder shall not vote with respect to any such plan or take any other action in any way so as to contest (a) the validity of any Senior Debt or any collateral therefor or guaranties thereof, (b) the relative rights and duties of any Senior Debt Holders established in any instruments or agreements creating or evidencing any of the Senior Debt with respect to any of such collateral or guaranties or (c) the Holder’s obligations and agreements set forth in this Section 6.
     (i) The Senior Debt shall continue to be Senior Debt and entitled to the benefits of these subordination provisions irrespective of any waiver of any term of the Senior Debt or any extension or renewal of the Senior Debt.
     (j) The Holder and Borrower will not, at any time, modify any of the terms of this Section 6 without the prior written consent of the representatives of all of the Senior Debt outstanding at such time; nor will the Holder sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of this Note to any person other than a person who agrees in a writing, satisfactory in form and substance to the Collateral Trustee, to succeed to the rights and to be bound by all of the obligations of the Holder hereunder; provided, that notwithstanding any non-compliance with this Section 6(j), any transferee, purchaser, pledgee or other beneficiary under this Note shall be bound by the subordination provisions set forth in this Section 6. In the case of any such disposition by the Holder, the Holder will notify the Collateral Trustee at least ten (10) days prior to the date of any of such intended disposition.
     (k) Nothing contained in this Section 6 shall impair, as between the Borrower and the Holder, the obligation of the Borrower to pay to the Holder all amounts payable in respect of this Note as and when the same shall become due and payable in accordance with the terms thereof (it being acknowledged by Holder that certain terms of this Section 6 may impair Borrower’s right and ability to do so), or prevent the Holder (except as expressly otherwise provided herein) from exercising all rights, powers and remedies otherwise permitted by this Note and by applicable law upon a default under this Note, all, however, subject to the rights of the Senior Debt Holders as set forth in Section 6 hereof. Nothing contained in this Section 6 shall impair the conversion of this Note in accordance with the terms hereof. The failure of the Borrower to make any payment with respect to this Note in accordance with its terms by reason of the operation of Section 6 hereof shall not be construed as preventing the occurrence of an Event of Default under this Note. No provision of this Section 6 shall be deemed to subordinate, to any extent, any claim or right of the Holder to any claim against the Borrower by any creditor of the Borrower or any other person except to the extent expressly provided in this Section 6 with respect to the Senior Debt Holders.
     (l) The provisions of Section 6 hereof shall continue in full force and effect, and the obligations and agreements of the Holder and the Borrower hereunder shall continue to be fully operative, until all of the Senior Debt shall have been paid and satisfied in full and such payment and satisfaction shall be final and not avoidable. To the extent that the Borrower or any guarantor of or provider of collateral for the Senior Debt makes any payment on the Senior Debt that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause (such payment being hereinafter referred to as a “Voided Payment”), then to the extent of such Voided Payment, that portion of the Senior Debt that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. To the extent that the Holder has received any payments with respect to this Note subsequent to the date of the Collateral Trustee’s or any Senior Debt Holder’s initial receipt of such Voided Payment and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, the Holder shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of such Senior Debt Holder, and the Holder hereby agrees to pay to the Collateral Trustee for the benefit of such Senior Debt Holder, upon demand, the full amount so received by the Holder during such period of time to the extent necessary fully to restore to such Senior Debt Holder the amount of such Voided Payment. Upon the payment and satisfaction in full of all of the Senior Debt, which payment shall be final and not avoidable, the provisions of Section 6 hereof will automatically terminate without any additional action by any party hereto.
     (m) No right of any Senior Debt Holder to enforce the subordination provisions of this Note shall be limited in any way by any act or failure to act, by the Borrower or the Holder, or by any noncompliance by the Borrower with the terms of this Note, regardless of any knowledge thereof that any such Senior Debt Holder may have or be otherwise charged with.
     7. Reserved.
     8. Default and Remedies. (a) Any of the following events shall constitute an “Event of Default”:
     (i) Borrower’s failure to pay any principal or accrued interest evidenced by any Note when due in accordance with the terms of such Note;
     (ii) Borrower’s failure to deliver a New Certificate in accordance with the requirements of Section 5(d)(i);
     (iii) Borrower’s failure to comply with any other covenant or obligation arising under the Notes or the Purchase Agreement or in any other document executed or delivered in connection therewith (including the accuracy in all material respects of the representations and warranties made by the Borrower therein) that, if curable, is not cured or waived within 20 days after the occurrence of such failure; provided, however, that if the failure to comply with any such other covenant or obligation cannot by its nature be cured within the 20-day period or cannot, after diligent attempts by Borrower, be cured within such 20-day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed an additional 10 days) to attempt to cure such default, and within such reasonable time period the failure to cure such default shall not be deemed an Event of Default;
     (iv) Default under the terms of any other indebtedness of Borrower or any subsidiary of Borrower that is not cured or waived within any grace period applicable thereto;
     (v) The Borrower shall fail to have reserved and maintained a sufficient number of authorized shares of Common Stock to issue upon conversion of all outstanding Notes;

     (vi) The Common Stock shall fail to be listed or quoted for trading on any Trading Market for more than 10 consecutive Trading Days; or
     (vii) The occurrence of any Bankruptcy Event.
     (b) If an Event of Default shall occur and be continuing, the aggregate principal amount of this Note (together with all accrued interest thereon and all other amounts payable in connection therewith) shall become immediately due and payable without any further action on the part of the Holder, and the Borrower shall, upon receipt of written request therefore from the Holder of this Note, immediately thereafter pay to such Holder all amounts due and payable with respect thereto, subject to the Holder’s right to convert the Note pursuant to Section 5(b)(i).
     (c) Subject to Section 6 hereof, if the Borrower shall fail to issue and deliver pursuant to Section 5(d) a New Certificate to the Holder for the number of shares of Common Stock to which the Holder is entitled upon the conversion of this Note, and if after the date on which such shares were required to be delivered pursuant to Section 5(d) but prior to delivery of such shares of Common Stock, the Holder purchases (in an open market transaction or otherwise) a number of shares of Common Stock equal to the number of shares subject to the conversion in order to deliver same in satisfaction of a sale by the Holder of the number of shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Borrower (a “Buy-In”), then the Borrower shall, within three (3) business days after the Holder’s request and provision of trade confirmations, pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Borrower’s obligation to deliver such New Certificate (and to issue such Common Stock) shall terminate.
     10. Cumulative Rights. In addition to the rights provided under Section 9, the Holder of this Note shall also have any other rights that such Holder may have been afforded under any contract or agreement at any time, and any other rights that such Holder may have pursuant to applicable law. No delay on the part of the Holder in the exercise of any power or right under this Note or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.
     11. Waivers. Borrower waives presentment, demand for payment, notice of dishonor, protest and notice of protest with respect to this Note.
     12. Attorneys’ Fees and Costs. If there is an Event of Default, the Holder shall be entitled to receive and Borrower agrees to pay all costs of collection incurred by the Holder, including without limitation, reasonable attorney’s fees for consultation and suit.
     13. Treatment of Notes. Each Note issued pursuant to the Purchase Agreement or subsequently issued in replacement thereof shall rank pari passu with each other Note as to the payment of principal and interest. Further, this Note and any note subsequently issued in replacement hereof shall rank pari passu or senior as to the payment of principal and interest with all present and future indebtedness of the Borrower other than the Senior Debt and other indebtedness of the Borrower that is secured with any collateral thereof. The Holder agrees that any payments to the Holders of Notes, whether principal, interest or otherwise on account of such Notes (other than payments arising in connection with Events of Default that are not applicable to all Holders or payments made under Section 12), shall be made pro rata among holders of the Notes based upon the aggregate unpaid principal amount of the Notes.
     14. Certain Definitions. For purposes of this Note, the following terms shall have the indicated meanings:
     "Administrative Agent” means the Royal Bank of placecountry-regionCanada, acting in its capacity as Administrative Agent for the Senior Term Lenders and General Electric Capital Corporation, as administrative agent for the Senior Revolving Lenders.

     "Applicable Interest Rate” means (a) prior to the Reset Date, six percent (6.0%) per annum, and (b) commencing as of the Reset Date, nine percent (9.0%) per annum retroactively applied to the Original Issue Date.
     "Applicable Conversion Price” means (a) prior to the Reset Date, $20.00 (subject to adjustment as provided in Section 5(d)(iii)), and (b) commencing as of the Reset Date, the dollar amount calculated by multiplying the average closing price of a share of Common Stock over the five (5) Trading Day period ending on the Trading Day prior to the Reset Date as reported by the applicable Trading Market by 0.85 (provided that the product shall not be greater than $20.00 (the “Maximum Conversion Price”) nor less than $15.00 (the “Minimum Conversion Price”), as adjusted by Section 5(d)(iii)).
     "Bankruptcy Event” means any of the following events: (a) Borrower or any Significant Subsidiary (as such term is defined in Rule 1.02(s) of Regulation S-X of the Securities and Exchange Commission) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to Borrower or any Significant Subsidiary thereof; (b) there is commenced against Borrower or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) Borrower or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) Borrower or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) Borrower or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) Borrower or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) Borrower or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.
     "Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors.
     "Change of Control Transaction” means (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Borrower (including, for the avoidance of doubt, the sale of all or substantially all of the assets of the Borrower’s subsidiaries in the aggregate) to any person or group of related persons (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”, (ii) the approval by the holders of the Borrower’s capital stock of any plan or proposal to effect the liquidation, dissolution or winding up of the Borrower, (iii) any person or group of related persons shall become the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of the outstanding Common Stock representing more than 50% of the aggregate voting power of all classes of the voting securities of the Borrower or (iv) the consolidation, merger or other business combination of the Borrower with or into another person (other than (A) a consolidation, merger or other business combination in which holders of the Borrower’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, a majority of the combined voting power of the surviving entity or entities entitled to vote generally for the election of a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Borrower). For the avoidance of any doubt, consummation of the Esmark Transaction shall be deemed to constitute a “Change of Control Transaction” for which the consideration paid with respect to Borrower’s Common Stock exceeds the Applicable Conversion Price.
     "Collateral Trustee” shall mean Wilmington Trust Company, acting in its capacity as Collateral Trustee for the Senior Debt Holders, pursuant to the terms of the Security Documents, or its successor appointed in accordance with the terms thereof.
     "Conversion Shares” means, collectively, the shares of Common Stock into which the Notes are convertible in accordance with the terms hereof.

     "Esmark Transaction” means the transactions contemplated by any Agreement and Plan of Merger and Combination (or similarly-titled document) entered into now or hereafter by and among the Borrower, Esmark Incorporated and the other parties thereto, as such may be amended from time to time, or any similar transaction among the Borrower and Esmark Incorporated.
     "Fundamental Transaction” means the occurrence after the Original Issue Date of (a) any merger or consolidation of Borrower with or into another Person in which the stockholders of Borrower immediately prior to such transaction hold securities of the surviving entity representing less than a majority of the surviving entity’s combined voting power, (b) any sale of all or substantially all of Borrower’s assets in one or a series of related transactions, or (c) any share exchange pursuant to which the Common Stock is effectively converted into or exchanged for securities, cash or property of another entity.
     "Original Issue Date” shall mean March   , 2007.
     "Required Holders” means Holders of Notes constituting not less than 50% of the aggregate principal amount under all Notes then outstanding.
     "Reset Date” means January 1, 2008, subject to possible postponement as provided in Section 22 below.
     "Senior Debt” shall mean all principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations created or evidenced by the Senior Debt Documents, or any prior, concurrent, or subsequent notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating thereto in favor of any of the Senior Debt Holders. Senior Debt shall expressly include any and all interest accruing or out of pocket costs or expenses incurred by a Senior Debt Holder after the date of any filing by or against the Borrower of any petition under the federal Bankruptcy Law or any other bankruptcy, insolvency or reorganization act regardless of whether any Senior Debt Holder’s claim therefor is allowed or allowable in the case or proceeding relating thereto.
     "Senior Debt Documents” means (i) The Amended and Restated Revolving Credit Agreement, dated as of July 8, 2005, among the Company, the lenders party thereto (the “Senior Revolving Lenders") and General Electric Capital Corporation, as administrative agent for such lenders, as the same may be amended, supplemented or otherwise modified, including any refinancing, refunding, replacement or extension thereof and whether by the same or any other lender or groups of lenders, and (ii) Term Loan Agreement, dated as of July 31, 2003, among the Company, the lenders party thereto (the “Senior Term Lenders") and The Royal Bank of Canada, as administrative agent for such lenders, as the same may be amended, supplemented or otherwise modified, including any refinancing, refunding, replacement or extension thereof and whether by the same or any other lender or groups of lenders; provided, however, that no such amendment, modification, refinancing, refunding, replacement or extension of any of the foregoing shall increase the principal amount outstanding (including without duplication the costs associated with such amendment, modification, refinancing, refunding, replacement or extension) thereof, and (iii) all documents, instruments, guarantees, evidences of indebtedness and collateral and security agreements, pledges, mortgages delivered in connection therewith, including, without limitation the guarantees of the Emergency Steel Loan Guarantee Board (the “Federal Guarantor") and the West Virginia Housing Development Fund (the “State Guarantor").
     "Senior Debt Holders” shall mean, collectively, the Senior Revolving Lenders, the Senior Term Lenders, the Federal Guarantor and the State Guarantor.
     "Trading Day” shall mean any day during which the Trading Market shall be open for business.
     "Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock

Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the OTC Bulletin Board.
     15. Amendment. No amendment or other modification of this Note shall be effective unless such amendment or modification is in writing and signed by Borrower and the Holder; provided, however, that (x) any such amendment or modification signed by Borrower and the Holder shall be binding on all future holders of this Note, and (y) any such amendment or modification that (i) accelerates any scheduled payment or required prepayment date or accelerates the maturity date of this Note, (ii) increases the principal or interest rate or any premium on this Note, (iii) decreases the Conversion Price applicable to this Note, or (iv) amends the provisions of Section 13 or this Section 15 shall require the prior consent of the Required Holders.
     16. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware, excluding conflict of law principles that would cause the application of laws of any other jurisdiction.
     17. Usury. All agreements between Borrower and the Holder, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid, to the Holder for the use, forbearance or detention of the money to be loaned hereunder or otherwise, exceed the maximum amount permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Holder shall ever receive anything of value as interest or deemed interest by applicable law under this Note an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of Borrower to the Holder relating to this Note, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note, such excess shall be refunded to Borrower. In determining whether or not the interest paid or payable with respect to any indebtedness of Borrower to the Holder, under any specific contingency, exceeds the highest lawful rate, Borrower and the Holder shall, to the maximum extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof, and/or (iii) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by law. The terms and provisions of this Section shall control and supersede every other conflicting provision of all agreements between Borrower and the Holder.
     18. Notices. All notices and other communications (including payment) hereunder shall be in writing or by telecopy, and shall be deemed to have been duly made when delivered in person or sent by telecopy, same day or overnight courier, or 72 hours after having been deposited in the United States first class or registered or certified mail return receipt requested, postage prepaid. Notices shall be sent:
If to the initial Holder:
[                         ]
If to Borrower:
Wheeling-Pittsburgh Corporation
1134 Market Street
Wheeling, WV 26003
Attention: Chief Financial Officer
Facsimile: (304) 234-2261

     19. Successors and Assigns. Borrower shall not assign or delegate its obligations hereunder without the prior written consent of the Required Holders. The Holder may assign its rights hereunder to any Affiliate (as that term is defined in the Securities Act) or to any other person, subject in either case to applicable securities laws. The provisions of this Note shall be binding upon and shall inure to the benefit of any successors or assigns; provided, however, that any successor to Borrower or any surviving entity in a Fundamental Transaction shall (i) be deemed to have assumed all of the obligations of Borrower under this Note and the Purchase Agreement, and (ii) to issue to the Holder a new note of such successor entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of this Note and having similar ranking to this Note, and satisfactory to the Required Holders (any such approval not to be unreasonably withheld or delayed). The provisions of this Section 19 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Note.
     20. Severability. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
     21. Business Days. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or a public holiday under the laws of the State of West Virginia, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.
     22. Postponement of Reset Date. If there shall have occurred, or there is expected to occur, an Esmark Registration Delay (as defined below), the Borrower shall provide written notice of such Esmark Registration Delay to the Holders no later than December 1, 2007, and the parties hereby agree that they shall mutually and reasonably discuss an appropriate postponement of the Reset Date to a date upon which the Esmark Transaction is reasonably expected to occur; provided, that any such postponement shall require the written consent of the Required Holders, which shall not be unreasonably withheld, and provided, further, that no such postponement shall extend the Reset Date to a date later than March 1, 2008. An “Esmark Registration Delay” shall mean that: (a) the Esmark Transaction has not occurred by January 1, 2008; (b) the Borrower and Esmark Incorporated have delivered written notice to the Holders of the Notes attesting the continued effectiveness of an agreement or agreements, the consummation of which pursuant to its or their terms, would result in consummation of the Esmark Transaction; (c) the Borrower has provided written assurance, reasonably satisfactory to the Holders, that it has not received any inquiries or proposals relating to, or entered into any negotiations with respect to, and that there has otherwise been no proposal made to the Borrower or its stockholders, by public announcement, written communication or otherwise, for a Change of Control Transaction other than the Esmark Transaction; and (d) the sole reason that the Esmark Transaction shall not have been consummated by January 1, 2008, pursuant to its terms, is the failure of any registration statement relating to the Esmark Transaction to have become effective, in each case where (i) the Borrower is not reasonably able to obtain the effectiveness of the registration statement in sufficient time to permit the consummation of the Esmark Transaction prior to January 1, 2008, and (ii) the failure of the registration statement to become effective is not the result of any act or failure to act by the Borrower.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Note numbered 2007-___on and as of the date first above written.

WHEELING-PITTSBURGH CORPORATION
By:
Name:
Title:

ANNEX A
NOTICE OF CONVERSION
     The undersigned hereby elects to convert the dollar amount of the Subordinated Convertible Note indicated below into shares of common stock, no par value per share (the “Common Stock”), of Wheeling-Pittsburgh Corporation, a Delaware corporation (the “Borrower”), according to the conditions hereof and under Section 5(b)(i), as of the Date to Effect Conversion specified below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Borrower in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.
     Additionally, the undersigned holder hereby tenders to the Borrower the original Note numbered 2007-     herewith.
Conversion calculations:
Date to Effect Conversion:

Principal amount of Note to be Converted

Accrued Interest to be Converted

Number of shares of Common Stock to be Issued

Applicable Conversion Price

[HOLDER]
By:
Name:
Title: